UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ____________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                              Glimcher Realty Trust

             (Exact name of registrant as specified in its charter)

                     Maryland                               31-1390518
     (State of incorporation or organization)            (I.R.S. Employer
                                                        Identification No.)

          150 East Gay Street, Columbus, Ohio                 43215
        (Address of Principal Executive Offices)            (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to                      securities pursuant to
Section 12(b) of the Exchange               Section 12(g) of the Exchange
Act and is effective pursuant               Act and is effective pursuant
to General Instruction A.(c),               to General Instruction A.(d).,
please check the following box. [x]         please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                                                                 No. 333-43317
                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on Which
  Title of Each Class to be so Registered         Each Class is to be Registered

8.125% Series G Cumulative  Redeemable               New York Stock Exchange
Preferred Shares of Beneficial Interest, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

NONE.

ITEM 1. Description of Securities to be Registered.

The description of the Registrant's securities to be registered is incorporated herein by reference to the information set forth under the caption "Description of Preferred Shares" in the prospectus to the Registration Statement of the Registrant on Form S-3 (File No. 333-43317), as supplemented by the information under the caption "Description of Series G Preferred Shares," in the prospectus supplement, dated January 22, 2004, and filed on January 26, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2. Exhibits

3.1 Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Registrant's Registration Statement No. 33-69740).

3.2 By-laws of the Registrant, as amended (incorporated by reference to the Registrant's Registration Statement No. 33-69740).

3.3 Amendment to the Registrant's Amended and Restated Declaration of Trust (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on March 21, 1995).

3.4 Articles Supplementary Classifying 5,520,000 Shares of Beneficial Interest as Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998).

3.5 Articles Supplementary Classifying 2,800,000 Shares of Beneficial Interest as 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest of the Registrant, par value $0.01 per share (incorporated by reference to the Registrant's Form 8-A filed with the Securities and Exchange Commission on August 22, 2003).

3.6 Articles Supplementary Classifying 6,900,000 Shares of Beneficial Interest as 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest of the Registrant, par value $0.01 per share.

4.1 Specimen Certificate for Common Shares of Beneficial Interest (incorporated by reference to the Registrant's Registration Statement No. 33-69740).

4.2 Specimen Certificate evidencing 9 1/4% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on November 14, 1997).
                                       2

4.3 Specimen Certificate evidencing 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to the Registrant's Form 8-A filed with the Securities and Exchange Commission on August 22, 2003).

4.4 Specimen Certificate evidencing 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 19, 2004

                                               GLIMCHER REALTY TRUST


                                               By: /s/ George A. Schmidt
                                                   ---------------------
                                                   George A. Schmidt,
                                                   Executive Vice
                                                   President, General
                                                   Counsel and Secretary